Report of Independent Registered Public
Accounting Firm

To the Board of Managers and Members of
Ramius IDF LLC

In planning and performing our audit of
the financial statements of Ramius IDF
LLC ( the Fund ) as of March 31, 2013
and for the year then ended, in
accordance with the standards of the
Public Company Accounting
Oversight Board (United States), we
considered the Fund s internal
control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Fund s internal
control over financial reporting.
Accordingly, we do not express an
opinion on the effectiveness of the
Fund s internal control over
financial reporting.

The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related costs
of controls.  A fund s internal control
over financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation
of financial statements for external
purposes in accordance with generally
accepted accounting principles.  A
fund s internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the
fund (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial
statements in accordance with
generally accepted accounting
principles, and that receipts and
expenditures of the fund are
being made only in accordance
with authorizations of management
and Board of Managers of the fund
and (3)  provide reasonable
assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a fund s assets that
could have a material effect on
the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or
a combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a material
misstatement of the Fund s annual or
interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the
Fund s internal control over financial
reporting and its operation, including
controls over safeguarding securities,
that we consider to be material
weaknesses as defined above as of
March 31, 2013.

This report is intended solely for the
information and use of management and
the Board of Managers of Ramius IDF LLC
and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.




PricewaterhouseCoopers LLP
New York, NY
May 30, 2013